UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of l934

January 8, 2009
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33702
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 8, 2009, the Company entered into Amendment No. 6 to its Amended and Restated Revolving Credit Agreement, with JPMorgan Chase Bank, N.A., individually and as administrative agent, and three other commercial banks.  The amendment extends the facility termination date of the credit agreement until January 22, 2009 and resets the aggregate commitment of the lenders to $50,000,000, the amount of loans currently outstanding under the agreement.  Raymond James & Associates, Inc., a subsidiary of the Company, has various banking arrangements with the lenders under this credit agreement. This extension provides additional time for the Company to enter into a Second Amended and Restated Revolving Credit Agreement with an expanded group of lenders.

Item 9.01 Financial Statements and Exhibits

(d) The following is filed as an exhibit to this report.

Exhibit No.

10.9.7 Amendment No. 6 to Amended and Restated Revolving Credit Agreement, dated as of January 8, 2009, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: January 12, 2009	By:	/s/ Jeffrey P. Julien
Jeffrey P. Julien
Senior Vice President - Finance
and Chief Financial Officer